UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2024

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 16, 2024, Avinger, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P. and CRG Partners III Parallel Fund “B” (Cayman) L.P. (collectively in such capacity, the “Lenders”) pursuant to which the Company agreed to issue to the Lenders an aggregate of 11,000 shares of a newly authorized Series H convertible preferred stock (the “Series H Preferred Stock”) in exchange (the “Exchange”) for the Lenders surrendering for cancellation $11 million of outstanding borrowing under that certain Term Loan Agreement, dated as of September 22, 2015 and amended from time to time, by and among the Company and the Lenders (the “Term Loan Agreement”). The Lenders collectively hold all of the issued and outstanding shares of the Company’s Series A-1 Convertible Preferred Stock and Series E Convertible Preferred Stock.

Each share of Series H Preferred Stock will have a stated value of $1,000 per share and will initially be convertible into approximately 259 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $3.86 per share, subject to the terms of the Series H Preferred Stock Certificate of Designation of Preferences, Rights, and Limitations (the “Certificate of Designation”). The issuance of the shares of Series H Preferred Stock is expected to close on or about May 16, 2024, subject to satisfaction of customary closing conditions. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series H Preferred Stock is set forth under Item 5.03 of this report.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Consent to Term Loan Agreement

On May 16, 2024, the Company entered into a Consent to Term Loan Agreement (the “Consent”) to the Term Loan Agreement, pursuant to the Exchange. Pursuant to the Consent, the Lenders party to the Consent, which constitute all of the Lenders, consent to the cancellation of $11 million of the term loan. The Term Loan Agreement, a copy of which (together with amendments thereto) was filed as Exhibits 10.20, 10.28, 10.41, 10.46, 10.47, 10.52, 10.64, 10.65 and 10.69 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2023, is not otherwise amended, modified or affected by the Consent.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 and Item 5.03 of this report is incorporated under this Item by reference.

The Series H Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company relied on exemption from registration available under Section 4(a)(2) of the Securities Act in connection with the Exchange.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series H Preferred Stock

On May 16, 2024, pursuant to the Purchase Agreement, the Company filed the Certificate of Designation, designating 15,000 shares of Series H Preferred Stock. The Series H Preferred Stock carries an 8% per year cumulative dividend, which is compounded annually and is payable in cash or additional shares of Series H Preferred Stock at the election of the Company. The Series H Preferred Stock’s cumulative dividend is senior to, and must be paid prior to, any dividends upon other classes and series of the Company’s capital stock.

In the event of any liquidation, dissolution, winding up or change in control of the Company, the holders of Series H Preferred Stock shall be entitled to receive, prior and in preference to any other class or series of the Company’s capital stock, an amount equal to the greater of (1) $1,000 per share plus accrued and unpaid dividends or (2) an amount per share equal to that payable had the Series H Preferred Stock been converted to Common Stock immediately prior to such payment.

Each share of Series H Preferred Stock is initially convertible into approximately 259 shares of Common Stock, subject to customary adjustments for stock dividends and stock splits, pro rata distributions, or the occurrence of a merger, reorganization, or similar transaction. The Series H Preferred Stock is additionally subject to mandatory conversion or redemption upon the occurrence of specified events. Shares of Series H Preferred Stock cannot be converted into Common Stock if the applicable holder would beneficially own in excess of 9.99% of the Company’s outstanding voting power, unless approved by the Company's stockholders in accordance with Nasdaq Listing Rule 5635(b).

The Series H Preferred Stock is entitled to vote on any matter presented to the Company’s stockholders, on an as-converted basis, provided that in no event shall the shares of Series H Preferred Stock be entitled to vote, on an as-converted basis and in the aggregate, more than 19.99% of the voting power of the Company’s outstanding shares of capital stock entitled to vote generally in the election of directors, unless approved by the Company's stockholders in accordance with Nasdaq Listing Rule 5635(b). In addition, the Series H Preferred Stock is entitled to a separate class vote on (1) the liquidation, dissolution, winding up or other changes in control of the Company, (2) amendments of the Company’s certificate of incorporation or bylaws in a manner adverse to the Series H Preferred Stock, (3) amendments to the Series H Certificate of Designation, (4) the issuance of additional Series H Preferred Stock to any person other than the original holders, (5) the issuance of any shares in a new class or series of capital stock unless such new class or series of capital ranks junior to the Series H Preferred Stock, (6) the reclassification, alteration or amendment of any existing security with respect to dividend rights and rights in a liquidation of the Company that would render such security senior to the Series H Preferred Stock and (7) the repurchase or redemption of, or the payment of any dividend or distribution to, other classes or series of the Company’s capital stock, subject to certain exceptions.

The foregoing description of the Series H Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2024, the holders of all of the outstanding shares of the Series A-1 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock approved the Certificate of Designation, the Purchase Agreement and the Exchange by written consent.

The disclosure included in Item 1.01 and Item 5.03 of this report is incorporated under this Item by reference.

Item 7.01	Regulation FD Disclosure.

On May 16, 2024, the Company issued a press release announcing the Exchange. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 8.01	Other Events.

The disclosure included in Item 1.01 and Item 5.03 of this report is incorporated under this Item by reference. As a result of the Exchange, and as of the date of this filing, the Company believes it has stockholders’ equity of at least $2.5 million as required by Nasdaq Listing Rule 5550(b)(1).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights, and Limitations of Series H Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated May 16, 2024, by and between the Company and the Lenders party thereto
10.2	Consent to Term Loan Agreement, dated May 16, 2024, by and between the Company and the Lenders
99.1	Press Release issued by the Company on May 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: May 16, 2024	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer